AMENDED AND RESTATED BYLAWS

FORTRESS INTERNATIONAL GROUP, INC.

ARTICLE I

Meetings of Stockholders

Section 1 Place of Meetings. All meetings of stockholders for the election of directors or for any other purpose whatsoever shall be held at such place within or without the United States as may be decided upon from time to time by the Board of Directors and indicated in the notice of meeting.

Section 2 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place as may be designated by resolution of the Board of Directors from time to time. Such other business may be transacted thereat as may be specified in the notice of the meeting or as may properly be brought before the meeting.

Section 3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons.

Section 4 Business to be Conducted at Meetings. At any meeting of stockholders (including any adjournment thereof) only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of capital stock of the Corporation beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the

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Section 7 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8 Quorum. At each meeting of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 7 above until a quorum shall be present.

Section 9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive the payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Except as otherwise required by the DGCL, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for an adjourned meeting.

Section 10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be

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reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2, and, if the presiding officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

Section 3 Resignation and Vacancies. Any director may resign at any time upon written notice to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing. Except as otherwise provided for or fixed by or pursuant to provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances or otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next election of the class for which such director shall have been elected and until such director's successor shall be elected and qualified, subject, however, to such director's prior death, resignation or removal from office.

Section 4 Annual Meeting. After each annual meeting of the stockholders or special meeting held in lieu thereof, the newly elected Board of Directors, if a quorum is present, shall hold an annual meeting at the same place for the purpose of electing officers and transacting any other business. If, for any reason, the annual meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

Section 5 Regular Meetings. Regular meetings of the Board of Directors for the transaction of any business may be held without notice of the time, place or purposes thereof and shall be held at such times and places as may be determined in advance by the Board of Directors.

Section 6 Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon call by the Chairman of the Board, the President or any two directors. Reasonable oral (including by telephone) or written (including by facsimile transmission) notice thereof shall be given by the person or persons calling the meeting, not later than 24 hours before the special meeting.

Section 7 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated in these bylaws or by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 8 Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of at least a majority of the directors present at any meeting at which there is a quorum shall be the act

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Section 4 Special Meetings. Special meetings of such committees may be held upon notice of the time, place and purposes thereof. Until otherwise ordered by the committee, special meetings shall be held at any time and place (or by telephone as provided in Article II, Section 7) at the call of the chair.

Section 5 Actions at Regular and Special Committee Meetings; Minutes; Actions Without a Meeting. At any regular or special meeting any such committee may exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of all of the members of the committee is present. The affirmative vote of a majority of all of the members of the committee present at a meeting of the committee at which a quorum is present shall be necessary to take any action. Each committee shall keep regular minutes of its proceedings and distribute a copy thereof to each of the other directors and the Secretary of the Corporation after each committee meeting. Any authorized action by the committee may be taken without a meeting by a writing or writings signed by all the members of the committee.

ARTICLE IV

Officers

Section 1 Officers Designated. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting or any special meeting. They shall include a Chairman of the Board, a President and Secretary, and such other officers as the Board may from time to time determine. The Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required, no one person shall act in more than one capacity.

Section 2 Tenure of Office. The officers of the Corporation shall hold office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of their prior resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of a majority of the directors in office at the time, but such removal shall be without prejudice to the contractual rights of such officer, if any. A vacancy, however created, in any office may be filled by election by the directors.

Section 3 Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4 Compensation. The Board of Directors is authorized to determine, to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers.

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